SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 2, 1996




                             WONDERWARE CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



      0-22044                                               33-0304677
(Commission File No.)                          (IRS Employer Identification No.)

                              100 Technology Drive
                                Irvine, CA 92618
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (714) 727-3200







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Item 5.  Other Events.

     On December 2, 1996, Wonderware Corporation (the "Company") was notified that a complaint had been filed in the U.S. District Court for the Eastern District of Pennsylvania by Otto M. Voit, III (Civil Action No. 96-CV-7883). In the complaint, Mr. Voit purports to be acting on behalf of all former holders of common stock, or options to acquire common stock, of Soft System Engineering, Inc. ("SSE"), which was acquired by the Company in a stock-for-stock merger exchange in August 1995. Mr. Voit alleges in the complaint that the Company and certain of its officers who have also been named as defendants in the action made or caused to be made materially false and misleading statements and concealed material information in connection with the acquisition of SSE by the Company. In particular, Mr. Voit alleges in the complaint that the Company and the other defendants knew at the time of the acquisition and failed to disclose that certain senior officers, including its then Chief Executive Officer, were planning to leave the Company. Mr. Voit also alleges that the Company knew at the time of the acquisition and failed to disclose that it was planning to implement certain changes in its operations that would substantially increase the Company's operating expenses. In the complaint, Mr. Voit claims that these alleged misrepresentations and omissions constitute violations of the Securities Exchange Act of 1934, as amended, Rule 10b-5 thereunder and various state securities laws, common law fraud, negligent misrepresentation, fraudulent inducement to enter into a contract and inducement to enter into a contract by material misrepresentation and requests relief in the form of compensatory and punitive damages as well as the costs incurred in pursuing his claims. The Company believes the allegations in the complaint are without merit and intends to vigorously defend itself and the other defendants, each of whom has been previously indemnified by the Company in connection with his employment as an officer of the Company, against the claims stated in the complaint. It is too early to determine the impact, if any, of these proceedings on the Company, its financial condition or its results of operations, but there can be no assurance that the results of such litigation will not have a material adverse effect on the Company, its financial condition or its results of operations.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Wonderware Corporation



Dated:  December 13, 1996                   By: /S/ Sam M. Auriemma
                                                --------------------
                                                Sam Auriemma
                                                Vice President, Chief Financial
                                                Officer and Secretary